Exhibit 10(n)(n)(n)

AGREEMENT (“AGREEMENT”)
Marcela Perez de Alonso (“EMPLOYEE”)

This Agreement is subject to approval by the HR & Compensation Committee of the Board (“HRC”) of Hewlett-Packard Company. The HRC is scheduled to meet on March 23, 2011, at which time management will recommend approval of this Agreement.

1.                                       Separation Date and Payment. Employee Marcela Perez de Alonso, who has voluntarily resigned, agrees that her employment with Hewlett-Packard Company, or the subsidiary legal entity by which she is employed (collectively, “HP”), will end May 6, 2011 (“Separation Date”). In consideration for Employee’s remaining employed until May 6, 2011 and for agreeing to provide consulting services post-termination to HP until May 4, 2012 (the “Consulting Period”), Employee shall receive the amounts and/or benefits (the “Benefits”) from HP set forth in this Agreement.  During the Consulting Period, Employee shall be available, upon reasonable notice and at reasonable times, to provide consulting services and transition assistance to her successor and to provide consulting advice and related support to the HP Human Resources department; provided, however, that Employee will be given at least one week’s advance notice if HP requires her to provide services outside the Employee’s state of residence at the time of the request.  In providing these consulting services, Employee shall be acting as an independent contractor of HP and not an employee, and Employee will report only to, and take requests only from, HP’s chief executive officer and HP’s Executive Vice President of Human Resources.  All such consulting services will be provided telephonically whenever possible and in person only when necessary.  Notwithstanding the above, in no event will the level of such consulting services to be performed by Employee exceed 20% of the average level of services performed by Employee over the 36 month period immediately preceding the Employee’s Separation Date.

On May 6, 2011, in exchange for your execution of a Release and Acceptance of Protective Covenants (Attachment 1), such that such Release and Acceptance of Protective Covenants is irrevocable by such date, Employee will receive a bonus of six hundred thousand Dollars ($600,000), less applicable withholdings and deductions, payable as a lump sum (the “Bonus”). In consideration for Employee’s provision of consulting services during the Consulting Period, Employee will receive a second lump sum payment of one million, two hundred thousand Dollars ($1,200,000) (the “Consulting Payment”) on May 4, 2012.  Should Employee die or become “disabled” (determined in accordance with HP’s long-term disability policy and Section 409A of the Internal Revenue Code) prior to May 4, 2012, Employee will receive, upon such death or disability, a pro rata portion of the Consulting Payment based on the percentage of the Consulting Period that has passed.

Employee understands HP will not release the Bonus until she has signed and returned the attached Release and Acceptance of Protective Covenants (the “Release”). Employee expressly acknowledges that the Bonus set forth herein is more than HP is required to provide under its regular policies and procedures. This Agreement does not affect any equity, vacation, health and/or retirement benefits to which she may be entitled following her separation pursuant to applicable law or the terms of the relevant benefit plan and/or equity agreement. Employee acknowledges that she is not part of any formal workforce reduction program, early retirement program or the like, and therefore not eligible for benefits associated with any such program.

2.                                       Entire Agreement. This Agreement, in combination with the Release attached as Attachment 1, sets forth the entire agreement between Employee and HP concerning the termination of her employment, except insofar as the protection of confidential and proprietary information, ownership of intellectual property, and other post employment restrictions are concerned as set forth in Paragraphs 3 and 4 of the Release, and supersedes any other written or oral promises concerning the subject matter of this Agreement. Employee has not relied on any representations or statements not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement.

3.                                       Confidential Nature of this Agreement. Employee agrees that she will not reveal any information regarding the offer of the Benefits, or this Agreement, to anyone except: (a) her immediate family and her attorneys and accountants, all of whom must agree to keep such information confidential; (b) to the extent required in any report under the Securities Exchange Act of 1934, as amended, or rules and regulations thereunder; or (c) as otherwise required by law.

4.                                       Execution in Counterparts; Applicable Law. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be governed by the laws of the state in which Employee resides at the time of its enforcement.  Any dispute between the parties hereto shall be heard exclusively in the United States District Court for the Southern District of Florida (or if no Federal jurisdiction exists, in the state courts located in Miami, Florida).

5.                                       Reimbursements.  HP shall reimburse Employee for all reasonable expenses incurred by Employee in performing the consulting services under this Agreement, with such reimbursements to be made within 30 days after Employee submits a claim for reimbursement (and in all events by the last day of the year following the year in which the underlying expense was incurred).  In addition, HP shall reimburse Employee for the legal fees incurred by Employee in the negotiation and execution of this Agreement, with such reimbursement to be made within 30 days after the execution of this Agreement.

EMPLOYEE HAS BEEN ADVISED TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH AN ATTORNEY OF HER CHOICE. EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT, AND SHE VOLUNTARILY AGREES TO IT.

/s/ Marcela Perez de Alonso		Hewlett-Packard
Marcela Perez de Alonso

Date:	March 22, 2011	By:	/s/ Léo Apotheker

Hewlett-Packard		Date:	March 25, 2011

Attachment 1

RELEASE AND ACCEPTANCE OF PROTECTIVE COVENANTS

1.                                       Context of Agreement. I agree that my employment with Hewlett-Packard Company (“HP”) will end May 6, 2011. I understand that I will receive the Bonus set forth in the attached Agreement only if I sign and do not revoke this Release and Acceptance of Protective Covenants (“Release”). I agree that the terms of the Agreement are incorporated by reference in this Release and are intended to supersede and extinguish any other obligation that HP may have to pay me severance or other benefits upon termination, including but not limited to any agreements or understandings, whether oral or written, made at any time prior to the effective date of this Release. I acknowledge that I am not part of any formal workforce reduction program, early retirement program or the like, and therefore not eligible for benefits associated with any such program.  All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

2.                                       Release of All Claims. In exchange for HP’s payment of the Bonus, I release and forever discharge HP, its subsidiaries and affiliates, and their past, present and future successors, officers, directors, agents and employees, whether or not acting in their official capacity, from all liability, claims, damages and causes of action of every kind in connection with matters, facts or events through the effective date of this Release. This release extends, without limitation, to all “wrongful discharge” claims, claims relating to any contract of employment, express or implied, any covenant of good faith and fair dealing, express or implied, any tort of any nature, or any federal, state, or local statute or ordinance, any claim for employment discrimination, including harassment, any claim under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, 42 U.S.C. 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, or any other federal or state laws relating to employment or employment discrimination, and any claims for attorney’s fees and costs. This release extends to any claims that may be brought on my behalf by any person or agency, as well as any class or representative action under which I may have any rights or benefits; I agree not to accept any recovery or benefits under any such claim or action, and I assign any such recovery or benefits to HP. This release does not apply to any claims arising under the ADEA after the effective date of this Release; this release does not, and shall not be construed as an attempt to, waive or release any claim or right that cannot lawfully be waived or released by private agreement between myself and HP.  In addition, this release shall not apply to any of my rights under the Agreement (including to receive the Bonus, the Consulting Payment or the reimbursements set forth therein).

3.                                       Return of Property; Confidential Information; Goodwill. I agree to return to HP all company-owned computers, peripherals, supplies and equipment, and all confidential and proprietary information and other property of HP. I understand and agree that the contracts that I have entered with HP regarding confidential and proprietary information, inventions, developments, and other intellectual property will remain in effect, including without limitation the most current Agreement Regarding Confidential Information and Proprietary Developments or similar agreement regarding confidential information and intellectual property binding upon me immediately prior to the termination of my employment (the “ARCIPD”). I acknowledge that such contract(s) as well as applicable law prohibit unauthorized use or disclosure of HP’s trade secrets, confidential business and technical information and know-how not generally known to the public, as well as information that HP receives from others under an obligation of confidentiality (together, “Confidential Information”). I confirm my willingness to abide by such restrictions on unauthorized use or disclosure of Confidential Information. I recognize and agree that, to the extent my position with HP has involved contact with customers, suppliers, or employees of HP, I have been paid to develop goodwill for HP’s benefit with these persons and businesses, not for purposes of personal gain independent of HP’s interests.

4.                                       Protective Covenants. I acknowledge that a simple agreement not to disclose or use HP’s Confidential Information would be inadequate, standing alone, to protect HP’s legitimate business interests because some activities by a former employee like myself will, by their nature, compromise such Confidential Information as well as the goodwill and customer relationships I have been paid to develop for HP. I recognize that activities that violate HP’s rights in this regard, whether or not intentional, are often undetectable by HP until it is too late to obtain any effective remedy, and that such activities will cause irreparable injury to HP. To prevent this kind of irreparable harm, and as an amendment and restatement of my obligations if I have already agreed to the restrictions below in an ARCIPD or other agreement, I agree that from the date of this Release through May 6, 2012, I will abide by the following “Protective Covenants”:

(a)                                  No Conflicting Business Activities. I will not provide services to a Competitor in any role or position (as an employee, consultant, or otherwise) that would involve Conflicting Business Activities;

(b)                                 No Solicitation of Customers. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with any customer of HP in pursuit of a Competing Line of Business if I either had business-related contact with that customer or received Confidential Information about that customer in the last two years of my employment at HP;

(c)                                  No Solicitation of HP Employees. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with an HP Employee with the title of “director” or above or any employee in HP’s human resources department for the purpose of persuading or helping such HP Employee to end or reduce his or her employment relationship with HP if I either worked with that HP Employee or received Confidential Information about that HP Employee in the last two years of my employment with HP; and

(d)                                 No Solicitation of HP Suppliers. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with an HP Supplier for the purpose of persuading or helping the HP Supplier to end or modify to HP’s detriment an existing business relationship with HP if I either worked with that HP Supplier or received Confidential Information about that HP Supplier in the last two years of my employment with HP.

As used here, “Competitor” means an individual, corporation, other business entity or separately operated business unit of an entity that engages in a Competing Line of Business. “Competing Line of Business” means a business that involves a product or service offered by anyone other than HP that would replace or compete with any product or service offered or to be offered by HP as of the date of this Release with which I had material involvement while employed by HP unless HP and its subsidiaries are no longer engaged in or planning to engage in that line of business. “Conflicting Business Activities” means job duties or other business-related activities in the United States or in any other country where the HP business unit in which I worked does business, or management or supervision of such job duties or business-related activities, if such job duties or business-related activities are the same as or similar to the job duties or business-related activities in which I participated or as to which I received Confidential Information in the last two years of my employment with HP. “HP Employee” means an individual employed by or retained as a consultant to HP or its subsidiaries. “HP Supplier” means an individual, corporation, other business entity or separately operated business unit of an entity that regularly provides goods or services to HP or its subsidiaries, including without limitation any OEM, ODM or subcontractor.

5.                                       Enforcement as Settlement; Notice. I make these agreements to fully settle and resolve any disputes between the parties regarding specific restrictions on my future conduct that will be reasonable, necessary, and enforceable to protect HP’s Confidential Information and other legitimate business interests, in exchange for the Bonus and other good and valuable consideration provided to me through this Release. The Protective Covenants are ancillary to the other terms of this Release, my ARCIPD, my Confidential Information protection and return obligations, and my employment relationship with HP. This Release benefits both me and HP because, among other things, it provides finality and predictability for both me and the company regarding enforceable boundaries on my future conduct. Accordingly, I agree that this Release and the restrictions in it should be enforced under common law rules favoring the enforcement of settlement agreements. For these reasons, I agree that I will not pursue any legal action to set aside or avoid application of the Protective Covenants. If I accept a position with a Competitor at any time before May 6, 2012, I will promptly give written notice to the senior Human Resources manager for the HP business sector in which I worked, with a copy to HP’s General Counsel, and will provide HP with the information it needs about my new position to determine whether such position would likely lead to a violation of this Release (except that I need not provide any information that would include the Competitor’s trade secrets). I understand HP will have the right to an early resolution conference with me (with or without a mediator), if it so chooses, in which I will cooperate in good faith to resolve any issues of concern raised by HP regarding my new position.

6.                                       Relief; Extension. I understand that if I violate this Release (particularly the Protective Covenants), HP will be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of the attorney’s fees and costs incurred by

HP in obtaining such relief where allowed by law, and (iii) any other legal and equitable relief to which HP may be entitled. Injunctive relief will not exclude other remedies that might apply. If I am found to have violated any restrictions in the Protective Covenants, then the time period for such restrictions will be extended by one day for each day that I am found to have violated them, up to a maximum extension equal to the time period originally prescribed for the restrictions.

7.                                       No Disparagement; No Return to Employment. I will not at any time disparage HP or its products, services or business practices or make any unfair or misleading statement regarding same. Except as otherwise provided in the Agreement, I agree that I will not apply for or accept any position as an employee or consultant with HP or its subsidiaries at any time in the future, and I agree that I will not at any time make any claim against HP or its subsidiaries for failure to employ or retain me. No waiver or amendment of this provision (paragraph 7) will be effective unless it is in writing, refers to this provision, and is signed by an Executive Vice President of HP.

8.                                       Cooperation. I agree to cooperate with and assist HP and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving HP about which I have knowledge or information including by making myself available at mutually convenient times and reasonable locations. I understand HP will reimburse me for reasonable travel expenses and other reasonable costs incurred as a result of, and directly related to, my cooperation (with such reimbursement to occur within 30 days after the date I submit a claim for reimbursement, and in all events by no later than the last day of the year following the year in which the expense was incurred). In the event I am made aware of any issue or matter related to HP, asked by a third party to provide information regarding HP, or called other than by HP as a witness to testify in any matter related to HP, I agree to notify HP immediately in order to give HP a reasonable opportunity to respond and/or participate in such proceeding or matter.

9.                                       Entire Agreement; Waiver and Amendment. This Release and the Agreement set forth the entire agreement between me and HP concerning the termination of my employment, and supersede any other written or oral promises concerning the subject matter of this Release and the Agreement. I have not relied on any representations or statements not set forth in this Release with regard to the subject matter, basis or effect of this Release. No waiver or amendment of this Release will be effective unless it is in writing, refers to this Release, and is signed by an Executive Vice President of HP.

10.                                 Time for Acceptance and Revocation. If I am 40 years of age or over, I understand and agree that: (a) I have up to 21 days to consider this Release before executing it; (b) I have carefully read and fully understand all the provisions of this Release; (c) through this Release, I am releasing HP from any and all claims I may have against HP under the Age Discrimination in Employment Act, 29 U.S.C. §621, et seq; (d) I knowingly and voluntarily agree to the terms in this Release; (e) I knowingly and voluntarily intend to be legally bound by the same; (f) I was advised and hereby am advised in writing to consider the terms of this Release and consult with an attorney of my choice prior to executing it; (g) I will have seven days following the execution of this Release to revoke it, and this Release shall not become effective or enforceable until the revocation period has expired; (h) to revoke the Release, I must notify HP in writing, and such notification must be received no later than 5:00 p.m. on the seventh day following the date I sign this Release, addressed to HP’s General Counsel; and (i) I was advised, understand and agree that changes in this Release, whether or not material, will not start a new 21- day consideration period nor a new seven-day revocation period.  If I am under age 40, I understand and agree to all the same points, except that I have up to ten days to consider this Release; I will have three days following the execution of this Release to revoke it; to revoke it, I must notify HP in writing, and such notification must be received no later than 5:00 p.m. on the third day following the date I sign, addressed to HP’s General Counsel; and I understand that changes in this Release will not start a new ten-day consideration period nor a new three-day revocation period.

11.                                 Taxes. I understand that any taxes that become due as a result of any payment or transaction contemplated by this Release including the attached Agreement are my sole responsibility.

12.                                 Confidential Nature of this Agreement. I agree that I will not reveal any information regarding the Agreement or this Release to anyone except (a) to my immediate family and my attorneys and accountants, all of whom must agree to keep such information confidential, (b) to the extent required in any report under the Securities Exchange Act of 1934, as amended, or rules and regulations thereunder, or (c) to the extent otherwise required by law. Notwithstanding the foregoing, I may disclose the substance of this Release (but not the value of the payments and benefits described in the Agreement) to any future employer or prospective employer as reasonably necessary for purposes of compliance with this Release. If anyone asks me about the circumstances of my termination at HP, I will reply by saying only that I have voluntarily resigned from the company.

13.                                 Severability; Authority for Revision. If any provision contained in this Release is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein will remain in full force and effect as if the provision so determined had not been contained herein. If the restrictions provided in this Release are deemed unenforceable as written, the parties expressly authorize the court to revise, delete, or add to such restrictions to the extent necessary to enforce the intent of the parties and to provide HP’s goodwill, Confidential Information, and other business interests with effective protection. The title and paragraph headings in this Release are provided for convenience of reference only, and shall not be considered in determining its meaning, intent or applicability. Any dispute between the parties hereto shall be heard exclusively in the United States District Court for the Southern District of Florida (or if no Federal jurisdiction exists, in the state courts located in Miami, Florida).

I HAVE BEEN ADVISED TO DISCUSS ALL ASPECTS OF THIS RELEASE WITH AN ATTORNEY OF MY CHOICE. I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL THE PROVISIONS OF THIS RELEASE, AND I VOLUNTARILY AGREE TO IT.

/s/ Marcela Perez de Alonso
Marcela Perez de Alonso
Date:	March 22, 2011